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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             ----------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                NOVEMBER 9, 2000                               1-14559
-----------------------------------------------         ------------------------
Date of Report (Date of earliest event reported)        (Commission File Number)



                             MUSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                    DELAWARE                                  85-0437001
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(State or other jurisdiction of incorporation or           (I.R.S. Employer
organization)                                             Identification Number)




                                1601 RANDOLPH SE
                          ALBUQUERQUE, NEW MEXICO 87106
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               (Address of Principal Executive Offices) (Zip Code)



                                 (505) 843-6873
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                  (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Muse Technologies, Inc. (the "Company") had previously announced that it had entered into an Agreement and Plan of Merger, dated as of July 18, 2000 (the "Merger Agreement"), among the Company, MUSE Merger Sub, Inc., a wholly-owned subsidiary of the Company ("Merger Sub"), and Advanced Visual Systems Inc. ("AVS"). Pursuant to the Merger Agreement, on November 9, 2000, AVS was merged with and into Merger Sub and AVS, as the surviving corporation, became a wholly-owned subsidiary of the Company (the "Merger"). At the effective time of the Merger, the Company issued 1,929,579 shares of its common stock (approximately 18% of outstanding common stock prior to the Merger) in exchange for all of the outstanding common and preferred shares of AVS and assumed all of the outstanding stock options of AVS (approximately 1.4 million shares upon exercise). Additionally, the Company assumed $2 million of convertible debt of AVS. Such debt is convertible into an aggregate of 202,839 shares of the Company's common stock. The Merger will be accounted for as a pooling of interests.

         The consideration paid by the Company was determined as a result of arms-length negotiations between the Company and AVS. The number of shares of the Company's common stock issued in connection with the Merger was determined based on an exchange rate of 3.286 shares of AVS capital stock for each share of the Company's common stock (except AVS Series A Preferred Stock which had an exchange rate of .0649646 shares for each share of the Company's common stock). The number of shares of common stock subject to stock options of the Company to be issued to the holders of AVS stock options was determined based on the same exchange rate of 3.286 shares of AVS common stock for one share of the Company's common stock.

         Additionally, attached as an exhibit hereto is a press release dated November 10, 2000, which press release is hereby incorporated by reference into this Form 8-K, announcing the consummation of the Merger.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

     (a) and (b) The audited and pro forma financial statements required by this Form 8-K were included as part of the Registration Statement on Form S-4 relating to the Merger filed on September 13, 2000.

     (c) Exhibit 1 - Press Release dated November 10, 2000.


                                       2


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 21, 2000             MUSE TECHNOLOGIES, INC.



                                    By: /s/ Brian R. Clark
                                       -----------------------------------------
                                           Brian R. Clark
                                           President and Chief Financial Officer



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                                    EXHIBIT 1

MUSE TECHNOLOGIES AND ADVANCED VISUAL SYSTEMS COMPLETE MERGER

DATA VISUALIZATION PIONEERS JOIN FORCES TO BRING POWER OF VISUAL AND PERCEPTUAL COMPUTING TO INTERNATIONAL BUSINESS, FINANCIAL, ENGINEERING AND SCIENTIFIC MARKETS

         (Albuquerque, NM & Waltham, MA -- November 10, 2000, 6:30 a.m. EST) MUSE Technologies (Nasdaq: MUZE) today announced the completion of its merger with Advanced Visual Systems (AVS), creating one of the world's leading providers of data visualization software and services. The combined companies, which will operate under their respective brands until early 2001, will have headquarters in the Boston area and immediately begin joint sales and marketing initiatives designed to spearhead new commercial activity in the US, Europe and Asia.

         Under the terms of a pooling of interest transaction, approximately 1.9 million shares of MUSE common stock (18% of the pre-merger outstanding shares) were issued in exchange for all outstanding common and preferred shares of AVS and MUSE assumed an additional 1.4 million shares subject to employee stock options. Additionally, MUSE assumed approximately $2 million of convertible debt of AVS from Kubota Corporation, which debt is convertible into approximately 203,000 shares of MUSE common stock.

         The companies also announced the appointment of Russell G. Barbour, President and Chief Executive of AVS, as CEO of MUSE Technologies and its subsidiaries. Brian R. Clark will continue to serve as President and Chief Financial Officer of the MUSE group of companies, as will Senior Vice President Steve Sukman. Other MUSE executive appointments include Timothy Dunn, Vice President of Professional Services; Stig Jensen, Vice President of International Operations; David Rosen, Vice President of Business Development; and Melanie Ziegler, Vice President of Product Development.

         MUSE and AVS have been leaders in the data visualization and perceptual computing segments of the information technology marketplace. Through a focused strategy of software product development and licensing, combined with a wide range of professional services, MUSE and its subsidiaries plan to leverage and extend their success in the engineering, scientific and federal markets and make a bold push into the general business and financial industries.

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         According to Russell G. Barbour, CEO of MUSE Technologies, "Long before our merger discussions took place, both MUSE and AVS anticipated that advances in computer hardware, graphics technology and networking would create the broad market opportunity that exists today for our products and services. We plan to channel the technology and expertise that each company has acquired over the past several years into becoming the dominant provider of data visualization software and custom application development in market sectors that are poised for solid growth. These include the financial, energy/utilities, transportation, logistics, telecommunications, insurance, oil & gas, engineering and scientific markets."

         MUSE President Brian R. Clark added, "Our primary distribution channel into these industries will be a direct sales force organized into an International and North American segments. Stig Jensen, Vice President of International Operations based in Paris, has a career history of exemplary sales performance. Timothy Dunn, Vice President of Professional Services is acting head of North American sales while we conduct a search for a full-time Vice President for that post. Our objective is to increase our global sales force by 25% over the next several quarters and implement distinctive strategies for the sale of our technical and business products."

         "We also plan to continue working closely with Independent Software Vendors (ISVs) and other strategic partners as an additional distribution channel," said Barbour. "A number of our products are especially suitable for integration into third-party software applications and are capable of producing substantial, long-term licensing revenue. We plan on aggressively pursuing a wide range of licensing opportunities and believe that the company can actively increase its royalty-based revenue stream."

         Barbour also commented, "We plan on continuing to support all of the existing products in our lineup and expect to offer new updates or releases of our popular AVS/Express, MuSE, OpenViz and VizWorks software over the next several quarters. Each product in the family serves distinctive requirements of our target markets and will be the recipient of new marketing initiatives that will commence almost immediately."

         With regard to financial projections for the company, Brian Clark noted, "Pro forma combined revenue of MUSE and AVS, as stated in our public filings, would have been $16.1 million for the nine-months ending June 30, 2000. Management believes that the combined companies will experience improved operating efficiencies and that our future results will reflect our new management infrastructure and focus."

         Clark added, "We believe that the recent underperformance by a UK subsidiary is a quarterly aberration, and that our new management structure and other divisional practices that have or will be placed into effect will address the underlying causes."

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         "We strongly believe that the union of MUSE and AVS presents a tremendous opportunity for our investors, employees and customers," commented Barbour. "Our two companies have traveled parallel roads for the past several years and a growing marketplace, synergistic products and a shared vision have merged us onto the same highway--headed toward what we believe is an exciting future together."

                                      (End)



ABOUT MUSE TECHNOLOGIES AND ITS SUBSIDIARIES


MUSE Technologies, Inc. (Nasdaq: MUZE) is an international leader in data visualization and perceptual computing software and solutions that enable computer users to experience and interact with all types of business, scientific and engineering data. MUSE offers a complete line of products that bring information to life using on all major computing platforms using the latest in graphics, Web-based and collaborative technologies. MUSE subsidiaries include Advanced Visual Systems, MUSE Virtual Presence, MUSE Simulation Solutions, MUSE VRsource and SimTeam, all of which are dedicated to assisting clients in nearly every industry speed the process of data analysis and decision-making.


For more information on MUSE Technologies, call (505) 843-6873, write to info@musetech.com, or visit the company's Web site at www.musetech.com. Information about AVS is available at www.avs.com or by contacting info@avs.com, or (781) 890-4300.


Information contained in this press release includes statements that are forward-looking. Actual results could differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is described in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, its most recent Quarterly report on Form 10-QSB, the Registration Statement on Form S-4 filed in connection with the merger and other public documents on file with the Securities and Exchange Commission.